Exhibit 99.7

Filed under Rule 425

under the Securities Act of 1933, as amended

and deemed filed under Rule 14a-12

of the Securities Exchange Act of 1934, as amended

Filing by: Tuscan Holdings Corp. II

Subject Company: Tuscan Holdings Corp. II

File No. 001-38970

surfair



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surfair Surf Air Mobility and Tuscan Holdings Corp. II jointly announced today we have entered into a definitive business combination agreement resulting, subject to the satisfaction or waiver of certain closing conditions, in Surf Air Mobility becoming a publicly listed company.

We're excited to help accelerate the adoption of green aviation.

Surf Air Mobility
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https://lnkd.in/gUJetvud


N850S

Surf Air To Go Public, Acquire Southern, Electrify Regional Service
aviationweek.com • 1 min read

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SURFAIR MOBILITY

Surf Air Mobility
1,002 followers
1h •

Surf Air Mobility to go public through merger with Tuscan Holdings Corp. II

https://lnkd.in/g7nwjEaf



SURFA

Surf Air to Go Public Via SPAC Deal at $1.42 Billion Value

bloomberg.com • 1 min read

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surfair 2m
SURFAIR
MOBILITY
is advancing
the future of flight
for the good of people
and the planet
SAM

Send Message

surfair 2m


And today, we move one important step closer to that vision.
SURFAIR
MOBILITY
announces our plan to go public through a merger with Tuscan Holdings Corp. II.
SAM

Send Message


surfair 2m
SURFAIR
MOBILITY
is advancing
the future of flight
for the good of people
and the planet
SAM

Send Message